For media inquiries:                                                                                    For media inquiries:
Meredith J. Ching                                                                                          Jeff S. Hull
Alexander & Baldwin Holdings, Inc.                                                          Matson Navigation Company, Inc.
808.525.6669                                                                                                    510.628.4534
mching@abinc.com                                                                                       jhull@matson.com

For investor relations inquiries:                                                                For investor relations inquiries:
Suzy P. Hollinger                                                                                            Phyllis Proffer
Alexander & Baldwin Holdings, Inc.                                                           Matson Navigation Company, Inc.
808.525.8422                                                                                                    510.628.4021
shollinger@abinc.com                                                                                   pproffer@matson.com

MATSON FINALIZES POST-SEPARATION FINANCING ARRANGEMENTS

Maintains Strong Balance Sheet and Financial Flexibility as a Stand-Alone Company

Receives Favorable IRS Ruling on Tax-Free Nature of Planned Separation

HONOLULU – (June 7, 2012) Alexander & Baldwin Holdings, Inc. (NYSE: ALEX), successor by merger to Alexander & Baldwin, Inc., today announced that its wholly-owned subsidiary, Matson Navigation Company, Inc. (“Matson Navigation”), has entered into a series of debt financing agreements undertaken on behalf of Matson, Inc. (“Matson”) as part of the previously announced plan to separate the Company’s transportation and land businesses into two publicly traded companies.  Subject to final approval by the Alexander & Baldwin Holdings, Inc. Board of Directors, the separation remains on track for completion early in the third quarter of this year or as early as the end of the second quarter.
“We are pleased to announce that we have secured these important debt financing agreements, which mark an important step toward the establishment of Matson as a stand-alone company,” said Matt Cox, president of Matson Navigation.  “As an independent company, Matson will be well capitalized, with a strong balance sheet and credit profile, thereby providing stability and the financial flexibility to pursue future growth opportunities.”
“Matson has achieved successful long-term debt financing agreements at a time when long-term rates are near historic lows,” said Joel Wine, senior vice president, chief financial officer and treasurer of Alexander & Baldwin Holdings, Inc. and senior vice president and chief financial officer of Matson Navigation.  “With the exception of the existing Title XI debt, Matson’s debt structure will be unsecured and all long-term debt will be amortizing, which will allow Matson to avoid large bullet debt maturities.  Additionally, the new revolving credit facility will enhance Matson’s liquidity profile and provide financial resources to continue to fund our future operational and growth initiatives.”
The new $375 million unsecured revolving senior credit facility with a syndicate of banks has an option to increase the facility’s capacity by another $75 million.  The facility has a five-year term maturing in June 2017, with an initial stated interest rate of London Interbank Offered Rate (LIBOR) plus 1.5 percent.  Matson anticipates that approximately $75 million will be drawn from the new credit facility immediately following the separation.  Bank of America, N.A. served as administrative agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and First Hawaiian Bank served as joint lead arrangers for the revolving credit facility.
Matson Navigation entered into an amended and restated note agreement with Prudential Investment Management, Inc. and its affiliates (collectively, “Prudential”), which will be assigned to Matson, and under which Matson will issue new senior unsecured term notes in an aggregate amount of $170 million with a weighted average coupon of 3.97 percent.  The notes have final maturities of 11 years, 15 years and 20 years, with an overall weighted average life of approximately 9.3 years.
The initial draw on the $375 million unsecured revolving senior credit facility and the proceeds from the $170 million of new senior unsecured notes will be used to repay an existing revolver, to fund a contribution to Alexander & Baldwin as part of separation and to fund the general corporate purposes of Matson.
In addition, the existing $56 million privately placed notes with Prudential currently secured by Matson Navigation’s Manulani vessel were also amended.  Following the planned separation, these notes will be assigned to Matson, the security interest on the vessel will be released, and the coupon rate will be adjusted to 5.79 percent from 4.79 percent related to Matson’s overall debt restructuring as part of the separation.  These notes have a remaining average life of approximately four years and the amortization schedule of the new notes will not change.
There is no change to Matson Navigation’s existing $74.8 million of Title XI secured debt.
The financing agreements contain customary representations, financial and other affirmative and negative covenants, events of defaults and remedies, and are subject to completion of the separation transaction.
Alexander & Baldwin Holdings, Inc. has received a favorable private letter ruling from the U.S. Internal Revenue Service (IRS) confirming the tax-free nature of the planned separation. Furthermore, Alexander & Baldwin, Inc. completed its shareholder-approved holding company merger which was intended to facilitate the separation.  As a result of the merger, Alexander & Baldwin Holdings, Inc. replaced Alexander & Baldwin, Inc. as the publicly held corporation through which the Company's operations are conducted and the previously-disclosed "Maritime Restrictions" became effective for Company shareholders.
Additional information about the financing arrangements and other matters covered in this release can be found in Alexander & Baldwin Holdings, Inc.’s Form 8-K, which will be filed with the Securities and Exchange Commission today.

About Alexander & Baldwin Holdings, Inc.
Alexander & Baldwin Holdings, Inc., successor by merger to Alexander & Baldwin, Inc., is headquartered in Honolulu, Hawaii.  A&B is engaged in ocean transportation and logistics services through its subsidiaries, Matson Navigation Company, Inc. and Matson Logistics, Inc.; in real estate through A&B Properties, Inc.; and in agribusiness through Hawaiian Commercial & Sugar Company.  Additional information about A&B may be found at its web site: www.alexanderbaldwin.com.

About Matson Navigation Company, Inc.
Founded in 1882, Matson is one of the leading U.S. carriers in the Pacific. Matson provides a vital lifeline to the island economies of Hawaii, Guam and Micronesia and premium, expedited service from China to Southern California.  The Company’s fleet of 17 ships includes containerships, combination container and roll-on/roll-off vessels and custom-designed barges. Matson Logistics, established in 1987, extends the geographic reach of Matson’s transportation network throughout the continental U.S.  Its integrated, asset-light logistics services include rail intermodal, highway brokerage and warehousing.  Matson is a wholly owned subsidiary of Alexander & Baldwin Holdings, Inc. (NYSE: ALEX).

Forward-Looking Statements
Statements in this press release that are not historical facts are “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement.  These forward-looking statements are not guarantees of future performance.  This release should be read in conjunction with our Annual Report on Form 10-K and our other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release.  We do not undertake any obligation to update our forward-looking statements.

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